Exhibit (n)

Consent of Independent Registered Public Accounting Firm

Prospect Capital Corporation
New York, New York

We hereby consent to the use in the Prospectus dated June 15, 2007 constituting a part of this Registration Statement of our reports dated September 25, 2006, relating to the financial statements of Prospect Energy Corporation and the effectiveness of Prospect Energy Corporation’s internal control over financial reporting, which are contained in that Prospectus.

BDO Seidman, LLP
New York, New York